UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2019

FaceBank Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, 12th Floor, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 537-5775

Pulse Evolution Group, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Pulse Evolution Group, Inc. (the “Company”) on September 11, 2019, on September 6, 2019, the Company filed Articles of Amendment (the “Articles of Amendment”) to the Articles of Incorporation of the Company with the Florida Department of State, Division of Corporations. The Articles of Amendment provide for a change in the Company’s name from Pulse Evolution Group, Inc. to FaceBank Group, Inc. (the “Name Change”).

The Company has been notified by the Financial Industry Regulatory Administration (“FINRA”) that the market effective date for the Name Change is September 30, 2019. Beginning September 30, 2019, our trading symbol was changed to “FBNK” and as a result of the Name Change the Company’s common stock will have the following new CUSIP number: 30310Y107.

On September 27, 2019, the Company issued a press release (the “Press Release”) regarding the Name Change. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in any websites included in the Press Release is not a part of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release issued by Pulse Evolution Group, Inc. on September 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FaceBank Group, Inc.

Date: September 30, 2019	By:	/s/ John Textor
	Name:	John Textor
	Title:	Chief Executive Officer